As filed with the Securities and Exchange Commission on March 9, 2005
Registration No. 333-117053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO THE FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITYSOUTH BANCSHARES, INC.
(Name of small business issuer in its charter)

South Carolina	6021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

   20-0934786
(I.R.S. Employer Identification No.)

1909 East Main Street
Easley, South Carolina 29640
(864) 306-2540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Allan Ducker, III
Chief Executive Officer
1909 East Main Street
Easley, South Carolina 29640
(864) 306-2540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

C. Allan Ducker, III, Chief Executive Officer	Neil E. Grayson, Esq.
CommunitySouth Bancshares, Inc.	Nelson Mullins Riley & Scarborough LLP
1909 East Main Street	104 South Main Street
Easley, South Carolina 29640	Suite 900, Poinsett Plaza
Phone: (864) 306-2540	Greenville, South Carolina 29601
Facsimile: (864) 306-3116	Phone: (864) 250-2235
Facsimile: (864) 250-2359

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

        The Registrant’s offering was terminated on February 15, 2005. An aggregate of 2,607,500 shares of common stock and 107,500 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on September 16, 2005.

        Additionally, on November 29, 2004, an additional 500,000 shares of common stock were registered on a Form SB-2MEF.

        The Registrant’s offering was terminated on February 15, 2005 and a total of 3,103,442, shares of common stock (including the shares underlying the warrants) and 107,500 warrants were issued. The remaining 4,058 shares of common stock registered in the offering are hereby deregistered.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina, on March 8, 2005.

COMMUNITYSOUTH BANCSHARES, INC. By: /s/ C. Allan Ducker, III C. Allan Ducker, III President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Larry Brotherton* David Larry Brotherton	Director

/a/ G. Dial Dubose* G. Dial Dubose	Director

/s/ C. Allan Ducker, III C. Allan Ducker, III	Chief Executive Officer, Director	March 8,2005

/s/ David W. Edwards* David W. Edwards	Director

/s/ R. Wesley Hammond* R. Wesley Hammond	Director

/s/ David A. Miller* David A. Miller	President, Director

/s/ John W. Hobbs* John W. Hobbs	Chief Financial Officer and principal accounting officer

/s/ Arnold J. Ramsey* Arnold J. Ramsey	Director

/s/ W. Michael Riddle* W. Michael Riddle	Director

/s/ Joanne M. Rogers* Joanne M. Rogers	Director

/s/ B. Lynn Spencer* B. Lynn Spencer	Director

/s/ J. Neal Workman, Jr.* J. Neal Workman, Jr.	Director

/s/ Daniel E. Youngblood* Daniel E. Youngblood	Director

By: /s/ C. Allan Ducker, III *Attorney in fact	March 8,2005

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